FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                      LICENSE AND BINDER PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AND BINDER PURCHASE AGREEMENT (the "Amendment"), is made and entered into as of March 31, 1999, by and between PC Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company (the "Licensee") and Covol Technologies, Inc., a Delaware corporation (the "Licensor").

         WHEREAS, Licensor and Licensee are party to the Amended and Restated License and Binder Purchase Agreement (the "License Agreement"), dated as of February 3, 1998; and

         WHEREAS, Licensor and Licensee desire to amend the License Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

         Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the License Agreement.

         Section 2. Amendments to License Agreement. From and after the date hereof the License Agreement is hereby amended as follows:

         (a) Amendment to Section 1. The following new  definitions are added to
Section 1 of the License Agreement in the appropriate alphabetical order:

         "Allocated Advance Contribution Amount" has the meaning specified in the Partnership Agreement.

         "Allocation Percentage" means, for each Quarter, the result (expressed as a percentage) of (i) the Estimated Project Tax Credits for the Project, divided by (ii) the Estimated Tax Credits.

         "Annual Adjustment Amount" has the meaning specified in the Partnership Agreement.

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** This Exhibit contains material which has been omitted pursuant to a
Confidential Treatment Request. The omitted information has been filed separately with the Securities and Exchange Commission.

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

         "Cash Expenditures" means, for any period, an amount equal to the Allocation Percentage of the sum, without duplication, of (a) all disbursements of cash by the Common Licensees in such period, including, but not limited to, payments of operating, maintenance and management expenses and payments of principal and interest on indebtedness, but not including (i) distributions to the Partnership by the Common Licensees and (ii) payments of Earned Royalties or Deferred Earned Royalties under the Common License Agreements, plus (b) the Common Licensees' normal operating accruals and amounts retained by the Common Licensees for working capital purposes in such period, plus (c) amounts set aside as reserves by the Partnership or the Common Licensees in such period, plus (d) any Construction Management Fee paid by the Partnership in such period, plus (e) payments of principal and interest by the Partnership on indebtedness in such period, plus (f) the Allocated Advance Contribution Amount for such period, plus (g) the Reserve Withholding Amount for such period, plus (h) all other cash expenditures of the Partnership (and not otherwise set forth above) in such period (other than amounts payable by the Partnership in respect of (i) Contingent Payments and Deferred Contingent Payments under the Purchase Agreement and (ii) Sales Compensation and Deferred Sales Compensation under the Placement Agreement).

         "Cash Receipts" means, for any period, an amount equal to the Allocation Percentage of the sum, without duplication, of (a) all receipts of cash by the Common Licensees or the Partnership in such period as a result of the operation of the Projects or related facilities and any other cash received from operations or assets, but not including contributions to the Common Licensees by the Partnership or to the Partnership by any partner in the Partnership, plus (b) any amounts released from reserves by the Partnership or the Common Licensees in such period, plus (c) loan proceeds to be applied to items that qualify as Cash Expenditures.

         "Common License Agreements" means, collectively, the four Amended and Restated License and Binder Purchase Agreements, dated as of February 3, 1998, between Covol and each of the Common Licensees separately, as amended as of March 31, 1999 and as each may be amended or otherwise modified from time to time thereafter.

         "Common Licensees" means, collectively, each of Licensee, PC West Virginia Synthetic Fuel #1, L.L.C., PC West Virginia Synthetic Fuel #2, L.L.C. and PC West Virginia Synthetic Fuel #3, L.L.C. The term "Licensees" shall also apply to any successor entity or permitted assign of any of the Licensees.

         "Construction   Management  Fee"  has  the  meaning  specified  in  the
Partnership Agreement.

         "Contingent Payments" has the meaning specified in the Partnership Agreement.

         "Deferred Contingent Payments" has the meaning specified in the Partnership Agreement.

         "Deferred Sales Compensation" means Sales Compensation under the Placement Agreement, the payment of which has been deferred pursuant to the terms thereof.

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

         "Estimated Project Tax Credits" for any Quarter has the meaning specified in the Partnership Agreement, except that such Estimated Project Tax Credits for the Quarter first ending after the Adjustment Amount (as defined in the Partnership Agreement) is finalized in each year shall be increased or decreased by an amount equal to the Allocation Percentage of the Annual Adjustment Amount.

         "Estimated Tax Credits" for any Quarter has the meaning specified in the Partnership Agreement, except that such Estimated Tax Credits for the Quarter first ending after the Adjustment Amount (as defined in the Partnership Agreement) is finalized in each year shall be increased or decreased by the Annual Adjustment Amount.

         "First Amendment" means the First Amendment to Amended and Restated License and Binder Purchase Agreement, made and entered into as of March 31, 1999, by and between Licensee and Licensor.

         "Operating Deficit" means, for any Quarter, the excess (if any) of Cash Expenditures over Cash Receipts.

         "Operating Surplus" means, for any Quarter, the excess (if any) of Cash Receipts over Cash Expenditures.

         "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 3 1, 1999.

         "Placement   Agent"  has  the  meaning  specified  in  the  Partnership
Agreement.

         "Placement Agreement" has the meaning specified in the Partnership Agreement.

         "Projects"   means,   collectively,    the   agglomeration   facilities
individually owned by each of the Licensees.

         "Purchase Agreement" has the meaning specified in the Partnership Agreement.

         "Quarter" means, in each calendar year, each three-month period beginning January 1, April 1, July 1 and October 1.

         "Relevant Percentage" means (i) ****% until the date that the Placement Agent has received aggregate Sales Compensation of $**** under the Placement Agreement, as certified by the Licensee, and (ii) ****% thereafter.

         "Reserve   Withholding   Amount"  has  the  meaning  specified  in  the
Partnership Agreement.

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

         "Sales Compensation" has the meaning specified in the Partnership Agreement.

         "Seller" means Pace Carbon Synfuels, L.L.C., a Delaware limited liability company.

         "Subordination Amount" means, for any Quarter, the positive difference, if any, of (i) an amount equal to the Relevant Percentage of the Operating Deficit for such Quarter, minus (ii) if the Relevant Percentage is ****%, an amount equal to ****% of the Estimated Project Tax Credits for such Quarter, and if the Relevant Percentage is ****%, an amount equal to ****% of the Estimated Project Tax Credits for such Quarter; provided, that the Subordination Amount shall not exceed the Earned Royalty for such Quarter.

         (b) Amendment to Section 3.3. Section 3.3 of the License Agreement is deleted in its entirety and the following substituted in lieu thereof:

         "3.3 Earned Royalty. Licensee shall pay to Licensor quarterly earned royalty payments ("Earned Royalty") in an amount equal to the product of (a) $****, multiplied by (b) the number of MMBtu' S of Product qualifying for the
Section 29 Tax Credit that was sold by Licensee during the immediately preceding Quarter. Beginning on January 1, 1999, and each year thereafter, the amounts in clause (a) above shall be adjusted by the percentage increase or decrease in the dollar amount of the inflation adjustment as provided in Section 29 of the Internal Revenue Code. Licensor and Licensee agree that the aggregate Earned Royalty payable to Licensor for Product produced and sold for the quarter ending June 1, 1998 through and including the quarter ending March 31, 1999 is $****, the full amount of which shall be considered a "Deferred Earned Royalty" governed by the terms of Section 3.4(b) hereof."

         (c) Amendment to Section 3.4. Section 3.4 of the License Agreement is deleted in its entirety and the following substituted in lieu thereof:

         "3.4 Payment Terms. (a) Subject to subsection (b) below, Earned Royalty payments shall be due within ten (10) days after Licensee (or the Partnership) receives its payment for the corresponding period, but no later than forty-five
(45) days after the end of the Quarter to which the payment relates; provided, however, that such payment shall not be due until any disputes among the partners of the Partnership (or the Partnership and the Seller) have been resolved as provided in the agreements among such parties. Payments shall be made by Licensee to Licensor and shall be deemed to be paid upon receipt by Licensor.

         (b) For each Quarter, that portion of the Earned Royalty equal to the Subordination Amount, if any, shall be subordinated and deferred. Any amount deferred pursuant to this Section 3.4(b) (together with interest thereon as hereafter provided) is referred to herein as a "Deferred Earned Royalty." The amount of any Earned Royalty which is deferred shall continue as an obligation of the Licensee and shall bear interest at the rate of six percent per annum, compounded annually, until paid. If for any Quarter, the Licensee has an Operating Surplus, the Licensee shall pay to the Licensor the lesser of (i) the Relevant Percentage of such Operating Surplus and (ii) the aggregate amount of any outstanding but unpaid Deferred Earned Royalties (including accrued and unpaid interest). Any

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

payments made with respect to Deferred Earned Royalties shall be credited first to accrued and unpaid interest, and then to the principal amount thereof. All Deferred Earned Royalties not paid as of January 2, 2009 shall become due and payable and shall be paid to the Licensor on such date."

         Section 3. Retention of Rights. The parties hereto agree that they are entering into this Amendment solely in order to implement certain changes to the License Agreement, including, but not limited to, revising the payment terms in respect of the Earned Royalty thereunder, and that the act of entering into this Amendment shall not be construed as evidence of any satisfaction or dissatisfaction with the use or efficacy of the Coal Briquetting Technology.

         Section  4.  Representations  and  Warranties.  Each  of  Licensor  and
Licensee represents and warrants that (a) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized on its behalf by all requisite action, corporate or otherwise, (b) it has the full right, power and authority to enter into this Amendment and to carry out the terms of this Amendment, (c) it has duly executed and delivered this Amendment, (d) this Amendment is a valid and binding obligation of it enforceable in accordance with its terms, and (e) the execution and delivery of this Amendment and the performance by it of the License Agreement, as amended by this Amendment, does not and will not (i) require any consent or approval of any party which has not been obtained, (ii) conflict with or violate any provision of its organizational documents, (iii) conflict with or violate any provision of any applicable law, regulation or order of any governmental or regulatory authority, or (iv) conflict with, violate or result in a breach of or constitute a default under or result in the imposition or creation of a security interest under any contract, agreement or other undertaking to which it is a party or by which it or any of its properties or assets are bound.

         Section 5. Other Provisions Unaffected. All of the terms, covenants and provisions of the License Agreement shall continue in full force and effect, unamended and unmodified except as specifically set forth in this Amendment.

         Section 6. Effectiveness. This Amendment shall be effective, and shall be binding on the parties hereto, on the date first above written.

         Section 7. Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time, to execute and deliver all such further documents, and to take and to forbear from all such action, as may be reasonably necessary or appropriate in order to more effectively carry out the provisions of this Amendment.

         Section  8.  Governing  Law.  This  Amendment   shall  be  governed  in
accordance with the laws of the State of Utah, exclusive of its conflict of laws rules.

         Section 9. Counterparts. This Amendment may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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

         IN WITNESS WHEREOF, each of Licensor and Licensee has caused its duly authorized representative to execute and deliver this Amendment on the date and year first above written.

LICENSOR                               LICENSEE
COVOL TECHNOLOGIES, INC                P.C VIRGINIA SYNTHETIC
                                       FUEL #1, L.L.C. by PACE CARBON SYNFUELS
                                       INVESTORS, L.P.,
                                       Its sole member

                                       By: PACE CARBON FUELS, L.L.C.,
                                       Its general partner

By: /s/ Stanley M. Kimball             By: /s/ James R. Treptow
    ----------------------                 --------------------
Name: Stanley M. Kimball               Name: James R. Treptow
Title: Sr. Vice President              Title:   President


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